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                                                                    Exhibit 99.4


                       RESTRICTED STOCK PURCHASE AGREEMENT

                                   PURSUANT TO

                          WESTERN WIRELESS CORPORATION

                         EXECUTIVE RESTRICTED STOCK PLAN

      FOR VALUABLE CONSIDERATION, Western Wireless Corporation (the "Company"), agrees to issue to the individual named below (the "Restricted Stock Holder") the number of shares of Class A Common Stock, no par value per share (the "Restricted Stock" or Special Performance Award), for the price per share set forth below, if any, all subject to the terms and conditions hereof and of the Company's Executive Restricted Stock Plan (the "Plan"):

   ---------------------------------------------------------------------------
   Restricted Stock Holder:
   ---------------------------------------------------------------------------
   Number of Shares of
   Restricted Stock:
   ---------------------------------------------------------------------------
   Price Per Share, if any:
   ---------------------------------------------------------------------------
   Date of This Agreement:
   ---------------------------------------------------------------------------
   Restrictions:
   ---------------------------------------------------------------------------
   Other Terms
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EXECUTED as of the date of this Agreement set forth above.

                                        WESTERN WIRELESS CORPORATION

                                        By
                                          ---------------------------------
                                              John W. Stanton
                                              Chairman and CEO

                                        RESTRICTED STOCK HOLDER

                                        By
                                          ---------------------------------

                                              ---------------------------
                                              Restricted Stock Holder
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                             RESTRICTED STOCK OFFER

                                   PURSUANT TO

                         EXECUTIVE RESTRICTED STOCK PLAN

                          WESTERN WIRELESS CORPORATION

To:   1.    ______________, Offeree, and

      2.    Secretary, Western Wireless Corporation

      This is to inform you that the Compensation Committee of the Board of Directors of Western Wireless Corporation (the "Company") pursuant to the Company's Executive Restricted Stock Plan (the "Plan") has on the date of this offer allocated/awarded to you _________ shares of the Company's Class A Common Stock, no par value, pursuant to the Plan. For these shares to be issued, you must deliver to the Chief Executive Officer of the Company the "Restricted Stock Purchase Agreement" in duplicate, in the enclosed form, within 15 days from the date hereof.

Date: ____________________


                                           -----------------------------------
                                           John W. Stanton
                                           Chairman and CEO
                                           Western Wireless Corporation